Exhibit 99.83

Press Release
Available for Immediate Publication: December 21, 2009

Lisa Angelot appointed Chairwoman and Dr. Thomas G. Atwood appointed Director of the Board of Directors of FNB Bancorp and its subsidiary, First National Bank of Northern California

Source: FNB Bancorp (CA) (Bulletin Board: FNBG)
South San Francisco, California
Website: www.fnbnorcal.com

Contacts:
Tom McGraw, Chief Executive Officer (650) 875-4864
Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (Bulletin Board: FNBG) parent company of First National Bank of Northern California, announced today the appointment of Director Lisa Angelot as Chairwoman of the Board, replacing Chairman Michael R. Wyman, who is retiring on December 31, 2009. Dr. Thomas G. Atwood has been appointed to fill the vacant Board seat created by Mr. Wyman’s retirement.

          “We are thrilled to have Lisa Angelot as our new Chairwoman. She brings ten years of experience as Director of First National Bank of Northern California. Our shareholders, customers and employees will be well served under Lisa’s leadership,” said CEO Thomas C. McGraw.

          “We are also happy to announce the return of Dr. Thomas G. Atwood to the Board of Directors. Dr. Atwood previously served on the Bank’s Board from 1977 through 1996. His return to the Board of Directors adds a highly successful businessman to our talented and dedicated Board,” McGraw added.

For further information contact:
Dave A. Curtis
SVP/CFO

Tel: (650) 875-4862      Fax: (650) 588-9695